Exhibit 99.1

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated and combined statement of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 and the consolidated and combined balance sheet as of June 30, 2015 (together with the notes to the unaudited pro forma consolidated and combined financial statements, the “pro forma financial statements”), of Landmark Infrastructure Partners LP (together with its combined entities, the “Partnership,” “we,” “our” or “us”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our Current Report on Form 8-K dated May 11, 2015, and our Quarterly Report on Form 10-Q for the six months ended June 30, 2015. The pro forma financial statements should be read in conjunction with such historical consolidated and combined financial statements, including the related financial statement notes.

The Partnership recently completed two drop-down acquisitions.  In connection with the July 21, 2015 acquisition, Landmark Infrastructure Operating Company LLC (“OpCo”), a wholly owned subsidiary of the Partnership, acquired 100 tenant sites from Landmark Infrastructure Holding Company LLC (“HoldCo”), a wholly owned subsidiary of Landmark Dividend LLC (“Landmark”), in exchange for total consideration of $35.7 million. In connection with the August 18, 2015 acquisition, OpCo completed an acquisition of LD Acquisition Company 11 LLC, an entity owning 193 tenant sites and related real property interests, from Landmark Dividend Growth Fund-E LLC (“Fund E”), an affiliate of Landmark, in exchange for (i) 1,998,852 common units representing limited partner interests in the Partnership, valued at approximately $31.5 million, and (ii) cash consideration of approximately $34.9 million. Additionally, on March 4, 2015 and April 8, 2015, OpCo acquired 81 and 73 tenant sites from HoldCo in exchange for total consideration of $25.2 million and $22.1 million, respectively. From January 1, 2015 to August 18, 2015, the Partnership acquired a total of 447 tenant sites and related real property interests from Landmark and related affiliates in exchange for a total consideration of $149.4 million (collectively the “Acquisitions”). The purchase price for the Acquisitions, with the exception of the August 18, 2015 acquisition as described above, was primarily funded with borrowings under the Partnership’s existing credit facility.

The Acquisitions were deemed to be transactions between entities under common control, which requires the assets and liabilities transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the financial statements on and prior to June 30, 2015 have been retroactively adjusted to include the historical results and financial position of the March 4, 2015 and April 8, 2015 acquisitions for the periods in which the assets were under common control. The financial statements for the year ended December 31, 2014, have been retroactively adjusted to include the historical results and financial position of the March 4, 2015 acquisition for the periods in which the assets were under common control. The financial statements in future filings will also be retroactively adjusted to include the historical results and financial position of all Acquisitions. The differences between the cash consideration of each acquisition and the historical cost basis were allocated to Landmark Infrastructure Partners GP LLC, the Partnership’s general partner (the “General Partner”).

The pro forma financial statements have been prepared as if the July 21, 2015 and August 18, 2015 acquisitions had taken place as of June 30, 2015, in the case of the pro forma consolidated and combined balance sheet, and as if the Acquisitions had taken place on January 1, 2014, in the case of the pro forma consolidated and combined statement of operations for the six months ended June 30, 2015 and the year ended December 31, 2014. Our pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the July 21, 2015 and August 18, 2015 acquisitions occurred on June 30, 2015, (2) represent the results of our operations that would have actually occurred had the Acquisitions occurred on January 1, 2014 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

The Acquisitions included certain real estate rights that were acquired during the year ended December 31, 2014 and during the six months ended June 30, 2015 by Landmark.  Accordingly, the preliminary allocation of the purchase price of the assets acquired and assumed liabilities for the 293 tenant sites acquired in the July 21, 2015 and August 18, 2015 acquisitions included in the unaudited pro forma consolidated and combined financial statements are based on preliminary estimates and information currently available. The pro forma adjustments are based on currently available information and certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, we believe the assumptions are reasonable for presenting the significant effects of the Acquisitions and that the pro forma adjustments give appropriate effect to those assumptions are factually supportable and are properly applied in the unaudited pro forma consolidated and combined financial statements.

Substantially all tenant sites and real property interests acquired by the Partnership in connection with the Acquisitions are occupied by single tenants subject to net lease agreements that are effectively triple net leases whereby the tenant or the underlying property owner are responsible for all expenses associated with the property, and no single asset included in the Acquisitions represented 10% or more of its total assets as reflected on its latest balance sheet filed with the Securities and Exchange Commission (the “SEC”) prior to the Acquisitions. For those assets leased to single tenants that are subject to lease agreements that are effectively triple net leases, the Partnership believes that financial information about the tenants, or the parent company of which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the acquired tenant site. These tenants, or their parent companies, are public companies that provide publicly available financial statements in reports filed with the SEC at http://www.sec.gov. The information in the table below sets forth the portion of the Acquisitions purchase price attributable to assets with tenants listed below and is provided to conform to Regulation S-X, Rule 3-14 aggregation rules:

Tenant	Purchase Price	Public Entity
AT&T Mobility	$19,470,562	AT&T Inc.
T‑Mobile	18,111,323	T-Mobile US, Inc.
Verizon	14,451,119	Verizon Communications Inc.
Sprint	11,938,664	Sprint Corporation
Crown Castle	11,639,915	Crown Castle International Inc.

The Partnership’s unaudited pro forma consolidated and combined financial statements were prepared in accordance with Article 11 of Regulation S‑X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined financial statements. The Partnership’s unaudited pro forma consolidated and combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisitions described above.

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Balance Sheet

As of June 30, 2015

(Unaudited)

				Landmark
	Landmark			Infrastructure
	Infrastructure	Pro Forma		Partners LP
	Partners LP	Adjustments		Pro Forma
Assets	A
Land	$5,219,666	$1,812,500	B	$7,032,166
Real property interests, net	196,690,786	71,513,508	B	268,204,294
Land and net real property interests	201,910,452	73,326,008		275,236,460
Investments in receivables, net	8,357,381	142,062	C	8,499,443
Cash and cash equivalents	401,892	(200,000)	D	201,892
Rent receivables, net	355,652	—		355,652
Due from Landmark and affiliates	1,313,408	—		1,313,408
Deferred loan costs, net	3,120,334	—		3,120,334
Deferred rent receivable	366,892	—		366,892
Derivative assets	19,038	—		19,038
Other intangible assets, net	5,352,392	2,850,913	B	8,203,305
Other assets	215,606	—		215,606
Total assets	$221,413,047	$76,118,983		$297,532,030
Liabilities and equity
Revolving credit facility	$72,200,000	$70,438,070	D	$142,638,070
Accounts payable and accrued liabilities	1,235,052	2,137,112	F	3,372,164
Other intangible liabilities, net	8,197,871	3,461,008	B	11,658,879
Prepaid rent	1,779,627	—		1,779,627
Derivative liabilities	685,570	—		685,570
Total liabilities	84,098,120	76,036,190		160,134,310

Equity	137,314,927	82,793	E, F	137,397,720
Total liabilities and equity	$221,413,047	$76,118,983		$297,532,030

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Statement of Operations

For the Six Months Ended June 30, 2015

(Unaudited)

		Previous		July 21, 2015		August 18, 2015		Landmark
	Landmark	Acquisitions		Acquisition		Acquisition		Infrastructure
	Infrastructure	Pro Forma		Pro Forma		Pro Forma		Partners LP
	Partners LP	Adjustments		Adjustments		Adjustments		Pro Forma
Revenue	AA	CC		DD		DD
Rental revenue	$8,191,863	$340,849	EE	$1,059,146	EE	$2,007,206	EE	$11,599,064
Interest income on receivables	401,854	—		5,640	FF	—		407,494
Total revenue	8,593,717	340,849		1,064,786		2,007,206		12,006,558
Expenses
Property operating	8,894	—		—		—		8,894
General and administrative	1,635,056	—		—		—		1,635,056
Acquisition-related	1,367,072	—		—		—		1,367,072
Amortization	2,261,750	128,684	GG	391,868	GG	481,394	GG	3,263,696
Impairments	3,276,736	—		—		—		3,276,736
Total expenses	8,549,508	128,684		391,868		481,394		9,551,454
Other income and expenses
Interest expense	(2,175,891)	(235,745)	HH	(436,307)	HH	(426,530)	HH	(3,274,473)
Unrealized loss on derivatives	(376,724)	—		—		—		(376,724)
Gain on sale of real property interest	82,026	—		—		—		82,026
Total other income and expenses	(2,470,589)	(235,745)		(436,307)		(426,530)		(3,569,171)
Net income (loss)	$(2,426,380)	$(23,580)		$236,611		$1,099,282		$(1,114,067)
Less: Net loss attributable to Predecessor	(643,333)	—		—		—		(643,333)
Net income (loss) attributable to partners	$(1,783,047)	$(23,580)		$236,611		$1,099,282		$(470,734)
Net loss per limited partners unit
Common units – basic and diluted	$(0.16)							$(0.04)
Subordinated units – basic and diluted	$(0.30)							$(0.02)
Weighted-average limited partner units outstanding
Common units – basic and diluted	5,401,007							7,399,859
Subordinated units – basic and diluted	3,135,109							3,135,109

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2014

(Unaudited)

		Previous		July 21, 2015		August 18, 2015		Landmark
	Landmark	Acquisitions		Acquisition		Acquisition		Infrastructure
	Infrastructure	Pro Forma		Pro Forma		Pro Forma		Partners LP
	Partners LP	Adjustments		Adjustments		Adjustments		Pro Forma
Revenue	BB	CC		DD		DD
Rental revenue	$13,700,487	$2,623,205	EE	$2,071,598	EE	$4,000,231	EE	$22,395,521
Interest income on receivables	709,030	—		11,231	FF	—		720,261
Total revenue	14,409,517	2,623,205		2,082,829		4,000,231		23,115,782
Expenses
Management fees to affiliate	362,495	—		—		—		362,495
Property operating	24,720	—		—		—		24,720
General and administrative	816,798	—		—		—		816,798
Acquisition-related	147,150	—		—		—		147,150
Amortization	3,556,911	454,779	GG	783,736	GG	962,788	GG	5,758,214
Impairments	258,834	—		—		—		258,834
Total expenses	5,166,908	454,779		783,736		962,788		7,368,211
Other income and expenses
Interest expense	(4,984,054)	(1,183,992)	HH	(872,615)	HH	(853,061)	HH	(7,893,722)
Loss on early extinguishment of debt	(2,905,259)	—		—		—		(2,905,259)
Realized loss on derivatives	(213,181)	—		—		—		(213,181)
Unrealized loss on derivatives	(552,268)	—		—		—		(552,268)
Total other income and expenses	(8,654,762)	(1,183,992)		(872,615)		(853,061)		(11,564,430)
Net income	$587,847	$984,434		$426,478		$2,184,382		$4,183,141
Less: Net income attributable to Predecessor	3,286,195	—		—		—		3,286,195
Net (loss) income attributable to partners	$(2,698,348)	$984,434		$426,478		$2,184,382		$896,946
Net loss per limited partners unit
Common units – basic and diluted	$(0.34)							$0.09
Subordinated units – basic and diluted	$(0.34)							$0.09
Weighted-average limited partner units outstanding
Common units – basic and diluted	4,702,665							6,701,517
Subordinated units – basic and diluted	3,135,109							3,135,109

Landmark Infrastructure Partners LP

Notes to Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

The unaudited pro forma consolidated and combined financial statements present the impact of the Acquisitions on our financial position and results of operations. The pro forma adjustments have been prepared as if the July 21, 2015 and August 18, 2015 acquisitions had taken place as of June 30, 2015, in the case of the pro forma consolidated and combined balance sheet, and as if the Acquisitions had taken place as of January 1, 2014, in the case of the pro forma consolidated and combined statements of operations for the six months ended June 30, 2015 and year ended December 31, 2014.

The adjustments to the pro forma consolidated and combined balance sheet as of June 30, 2015 are as follows:

(A)

Reflects the historical consolidated and combined balance sheet of Landmark Infrastructure Partners LP as of June 30, 2015 as filed with the SEC on its Form 10-Q for the six months ended June 30, 2015.

(B)

On July 21, 2015, the Partnership completed an acquisition of 100 tenant sites and related real property interests from Landmark. On August 18, 2015, the Partnership completed an acquisition of LD Acquisition Company 11 LLC, an entity owning 193 tenant sites and related real property interests, from Fund E, an affiliate of Landmark. Substantially all of the tenant sites and related real property interests were subject to lease agreements that are effectively triple net leases. The assets acquired and liabilities assumed are recorded at Landmark’s historical cost, as both acquisitions are deemed to be transactions between entities under common control. The difference between the total consideration and Landmark’s basis in the assets was allocated to the General Partner. For certain assets acquired from third parties within the last 12 months, Landmark is still in the process of evaluating the final purchase price allocation. The following is the preliminary allocation of the historical cost of tenant sites and related real property interests acquired by Landmark:

	July 21, 2015	August 18, 2015	Total
	Acquisition	Acquisition	Historical Basis
Land	$—	$1,812,500	$1,812,500
Real property interests, net	26,592,659	44,920,849	71,513,508

Acquired above-market leases	742,057	56,224	798,281
Value of in-place leases	722,359	1,330,273	2,052,632
Other intangible assets, net	1,464,416	1,386,497	2,850,913

Acquired below-market leases	(1,618,280)	(1,842,728)	(3,461,008)
	$26,438,795	$46,277,118	$72,715,913

(C)

The July 21, 2015 acquisition included the transfer from HoldCo of an investment in receivables, which met the conditions to be accounted for as a sale in accordance with ASC 860, Transfers and Servicing, an adjustment was made to record the investment in receivable at the estimated fair value as of June 30, 2015.

(D)

The July 21, 2015 acquisition was funded with $35.5 million of borrowings under our existing credit facility and the remainder through available cash. The August 18, 2015 acquisition was funded with the issuance of 1,998,852 common units, valued at approximately $31.5 million, and cash consideration of approximately $34.9 million, of which $29.2 million was used to repay Fund E’s indebtedness. The cash consideration was funded with borrowings under our existing credit facility.

(E)

The assets and liabilities acquired are recorded at Landmark’s historical cost, as the July 21, 2015 and August 18, 2015 acquisitions are deemed to be transactions between entities under common control, and the difference, totaling approximately $29.2 million, between the historical basis of the assets and liabilities, as allocated above in footnote (B), and the purchase price paid by the Partnership is allocated to the General Partner. In connection with the August 18, 2015 acquisition, the Partnership issued 1,998,852 common units as part of the consideration for the transaction as described above. The common units had an aggregate value at the time of closing of approximately $31.5 million. The following table summarizes the adjustments made to equity as of June 30, 2015:

	July 21, 2015	August 18, 2015
	Acquisition	Acquisition	Total
Allocation to the General Partner	$(9,119,142)	$(20,122,883)	$(29,242,025)
Issuance of common units	—	31,461,930	31,461,930
Acquisition-related expenses (see footnote F below)	(731,910)	(1,405,202)	(2,137,112)
Pro Forma Equity Adjustment	$(9,851,052)	$9,933,845	$82,793

(F)

The Partnership incurred approximately $512,000 in nonrecurring legal and financial advisor fees related to the July 21, 2015 and August 18, 2015 acquisitions. Additionally, Landmark incurred one-time acquisition-related fees for each individual tenant site acquired by Landmark, which totaled $1,625,112 for the 293 tenant sites, prior to the pool of real property interest being sold to the Partnership.

The following adjustments to the pro forma consolidated and combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 are shown as if the Acquisitions occurred on January 1, 2014:

(AA)

Reflects the historical consolidated and combined statement of operations of Landmark Infrastructure Partners LP for the six months ended June 30, 2015 as filed with the SEC on its Form 10-Q for the six months ended June 30, 2015.  The Acquisitions were deemed to be transactions between entities under common control, which requires the assets and liabilities transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the financial statements for the six months ended June 30, 2015 have been retroactively adjusted to include the historical results of the March 4, 2015 and April 8, 2015 acquisitions for the periods in which the assets were under common control.

(BB)

Reflects the historical consolidated and combined statement of operations of Landmark Infrastructure Partners LP for the year ended December 31, 2014 as filed with the SEC on Form 10-K for the year ended December 31, 2014, as amended by Form 8-K filed on May 11, 2015. The financial statements for the year ended December 31, 2014, have been retroactively adjusted to include the historical results of the March 4, 2015 acquisition for the periods in which the assets were under common control.

(CC)	Previous acquisitions pro forma adjustments reflect pro forma adjustments as if the March 4, 2015 and April 8, 2015 acquisitions occurred on January 1, 2014.

(DD)	Reflects pro forma adjustments as if the July 21, 2015 and August 18, 2015 acquisitions occurred on January 1, 2014.

(EE)

Reflects the estimated rental revenue for leased tenant sites based on the contractual lease terms recognized on a straight-line basis, for tenants under lease arrangements with minimum fixed and determinable increases over the non‑cancellable term of the related leases (when collectability is reasonably assured), as if the Acquisitions occurred on January 1, 2014, as well as amortization of above‑market and below‑market lease intangibles based on the preliminary allocation of the historical cost of tenant sites acquired.

(FF)	Reflects the interest income associated with the revaluation of the transfer from HoldCo of an investment in receivables included in the July 21, 2015 acquisition as described above in footnote (C).
(GG)	Reflects the amortization of real property interests and in-place lease intangibles based on the allocation of the historical cost of tenant sites and related property interests acquired.
(HH)

Reflects the interest expense associated with the borrowings under the Partnership’s existing credit facility to fund each Acquisition at an effective rate of 2.4%. Interest expense was determined based on the terms under our revolving credit facility which bears interest at one-month LIBOR plus 2.5% and is net of the non-use fee of 25 basis points. The effective rate was based on a one-month LIBOR rate of 0.19% as of September 24, 2015.

Pro Forma Net Income Per Limited Partner Unit

Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income subsequent to our initial public offering (“IPO”), by the weighted-average number of common units and subordinated units, respectively, outstanding for the period. Because we have more than one class of participating securities, we use the two-class method when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, and incentive distribution rights. Under the two-class method, cash distributions declared less than (greater than) net income are allocated to the limited partners based on their respective sharing of income specified in the partnership agreement. Cash distributions made to our unitholders are determined according to the actual distributions declared, and no cash distributions were declared on the incentive distribution rights during the periods. Basic and diluted net income per unit are the same because we do not have any potentially dilutive units outstanding for the period presented.

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners’ interests in pro forma net income subsequent to the IPO by the number of average common and subordinated units outstanding for the period subsequent to the IPO.